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                                                                    EXHIBIT 10.1

                         TERMINATION AND MUTUAL RELEASE

          This Termination and Mutual Release (this "Termination and Release"), dated April 1, 2006, is entered into by and between Centerpointe Property, LLC, a Florida limited liability company ("Centerpointe"), as authorized agent for PMW Hospitality, LLC and RFW Hospitality, LLC, and National Health Partners, Inc., an Indiana corporation (the "Company") (each a "Party" and collectively, the "Parties").

                                   WITNESSETH:

          WHEREAS, the Parties entered into a Commercial Office Lease (the "Lease") on June 13, 2005 with respect to office space located in the Centerpointe Office Building located at 2033 Main Street, Sarasota, Florida 34237; and

          WHEREAS, the Parties have agreed to terminate the Lease effective April 1, 2006; and

          WHEREAS, the Parties wish to agree on matters relating to the termination of Lease on the terms set forth herein.

          NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

          1. Termination. The Parties hereby agree to terminate the Lease effective April 1, 2006.

          2. Payment. The Company shall issue 10,000 shares of its common stock, $.001 par value per share ("Common Stock"), to Centerpointe in full payment of all rent and other expenses that were due and payable by the Company under the Lease on April 1, 2006.

          3. Company Property. By April 14, 2006, the Company shall provide to Centerpointe a list of all office furniture, computer equipment and other personal property of the Company that it wishes to remove from the Centerpointe Office Building. Any such property not identified by the Company by such date shall become the property of Centerpointe; provided, however, that Centerpointe shall pay the Company an amount equal to the fair market value of all such personal property not so identified by the Company on such list by such date.

          4. Survival. The provisions of the Lease that by their terms are intended to survive the termination of the Lease shall survive the termination effected hereby.

          5. Release. Subject to Section 4 above, each Party (each Party, a "Releasing Party") does hereby fully and irrevocably remise, release and forever discharge the other Parties, and their respective subsidiaries, directors, officers, shareholders, employees, agents, attorneys, accountants, successors and assigns (collectively, the "Released Parties"), of and from any and all manner of claims, actions, causes of action, grievances, liabilities, obligations, promises,

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damages, agreements, rights, debts and expenses (including claims for attorneys'
fees and costs), of every kind, either in law or in equity, whether contingent, mature, known or unknown, or suspected or unsuspected, including, without limitation, any claims arising under any federal, state, local or municipal law, common law or statute, whether arising in contract or in tort, and any claims arising under any other laws or regulations of any nature whatsoever, that the Releasing Party ever had, now has or may have, for or by reason of any cause, matter or thing whatsoever, from the beginning of the world to the date hereof, arising out of or related in any way to the Lease (collectively, "Claims"). The Releasing Party represents, warrants and covenants that he, she or it has not sold, assigned, transferred, or otherwise conveyed to any other person or entity all or any portion of his, her or its rights, claims, demands, actions, or causes of action herein released. The Releasing Party further agrees and covenants not to sue or to bring, or assign to any third person, any claims or charges against any of the Released Parties with respect to any matter covered by the release set forth in this Section 5, and not to assert against any of the Released Parties any action, grievance, suit, litigation or proceeding for any matter covered by the release set forth in this Section 5.

          6. Scope of Release. THE RELEASE SET FORTH IN SECTION 5 IS INTENDED TO BE ENFORCEABLE AGAINST THE UNDERSIGNED AND OTHER RELEASING PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING ANY EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT RELEASES BECAUSE OF THE SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE RELEASED PARTIES.

          7. Construction. The release set forth in Section 5 shall be construed as broadly as may be permitted by law to protect the Released Parties against litigation and liability and, to effect this intent, each of the undersigned, on behalf of the undersigned and each of the other Releasing Parties, hereby agrees that the language of the release set forth in Section 5 is to be strictly construed against the Releasing Parties and in favor of release of the Released Parties, individually and collectively.

          8. Parties in Interest. This Termination and Release is for the benefit of the Released Parties and shall be binding on the undersigned and the undersigned's legal representatives and the other Releasing Parties.

          9. Governing Law. This Termination and Release and the rights and obligations of the undersigned hereunder shall be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflict of laws) of the Commonwealth of Pennsylvania.

          10. Severability. If any provision of this Termination and Release is held to be illegal, invalid or unenforceable under present or future laws, that provision shall be severable and this Termination and Release shall be construed and enforced as if that illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision, and there shall be added automatically as part of this Termination and Release a


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provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

          11. Counterparts. This Termination and Release may be executed and delivered by facsimile in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

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          IN WITNESS WHEREOF, the parties have executed this Termination and
Release as of the date set forth below.

                                        NATIONAL HEALTH PARTNERS, INC.


                                        By: /s/ Alex Soufflas
                                            ------------------------------------
                                            Name: Alex Soufflas
                                            Title: CFO and EVP


                                        CENTERPOINTE PROPERTY, LLC, as agent for PMW Hospitality, LLC and RFW
                                        Hospitality, LLC


                                        By: /s/ Don L. Wilson
                                           -------------------------------------
                                           Name: Don L. Wilson
                                           Title: Manager


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